Exhibit 99.2

Press Release

For further information:

Jeffrey R. Luber
EXACT Sciences Corporation
P: (508) 683-1211
E: jluber@exactsciences.com

EXACT Sciences Corporation Announces First Quarter 2006 Conference Call

MARLBOROUGH, Mass – (April 14, 2006) – EXACT Sciences Corporation (NASDAQ: EXAS) announced today that it will host a conference call for its first quarter 2006 financial and operating results, and other corporate developments on Tuesday, April 25, 2006 at 8:30 a.m. ET.

EXACT Sciences will announce its first quarter 2006 financial and operating results on Monday, April 24, 2006, after the close of regular market trading hours.

Information for the call is as follows:

Domestic callers:  800-299-6183

International callers:  617-801-9713

Participant Passcode:  53725686

The conference call replay information is as follows:

Domestic callers:  888-286-8010

International callers:  617-801-6888

Participant Passcode:  67134661

A live Webcast of the conference call can be accessed at www.exactsciences.com through the Investor Relations link.  The conference call and the Webcast are open to all interested parties.  An archived version of the Webcast will be available at EXACT Sciences’ Web site, www.exactsciences.com, through the Investor Relations link, for one month.  A replay of the conference call also will be available for 48 hours, beginning two hours after the completion of the live call.

The webcast is also being distributed over CCBN’s Investor Distribution Network to both institutional and individual investors.  Individual investors can listen to the call through CCBN’s individual investor center at www.companyboardroom.com or by visiting any of the investor sites in CCBN’s Individual Investor Network. Institutional investors can access the call via CCBN’s password-protected event management site, StreetEvents (www.streetevents.com).

About EXACT Sciences

EXACT Sciences Corporation uses applied genomics to develop effective, patient-friendly screening technologies for use in the detection of cancer. Certain of its technologies are currently being offered in a commercial testing service, “PreGen-Plus(TM),” developed by Laboratory Corporation of America Holdings (LabCorp). PreGen-Plus is used for screening for colorectal cancer in the average-risk population. Colorectal cancer, which is the most deadly cancer among non-smokers, is generally curable if detected early. Despite the availability of colorectal cancer screening and diagnostic tests for more than 20 years, the rate of early detection of colorectal cancer remains low, and deaths from colorectal cancer remain high. EXACT Sciences believes its genomics-based technologies will help enable detection of colorectal cancer so that more people can be effectively treated. Founded in 1995, EXACT Sciences is based in Marlborough, Mass. Detailed information on EXACT Sciences can be found on the World Wide Web at www.pregenplus.com.

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